Exhibit 10.12

Option No.

ATLANTIC CAPITAL BANCSHARES, INC.

2006 STOCK INCENTIVE PLAN

Stock Option Agreement

(Employees)

Name of Participant:
Grant Date:
Number of Shares Subject to Option:
Option Price:	$ per share
Type of Option:	Incentive Option
Expiration Date:

THIS AGREEMENT (together with Schedule A attached hereto, this “Agreement”), made effective the      day of             ,         , between Atlantic Capital Bancshares, Inc., a corporation organized under the laws of the State of Georgia (the “Corporation”), and                                 , an Employee of the Corporation or an Affiliate (the “Participant”).

R E C I T A L S :

In furtherance of the purposes of the Atlantic Capital Bancshares, Inc. 2006 Stock Incentive Plan, as it may be hereafter amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1. Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is delivered herewith or has been previously provided to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2. Grant of Option; Term of Option. The Corporation hereby grants to the Participant, pursuant to the Plan, as a matter of separate inducement and agreement in connection with his employment with the Corporation, and not in lieu of any salary or other compensation for his services, the right and option (the “Option”) to purchase all or any part of an aggregate of                      (                ) shares (the “Shares”) of the Common Stock (the “Common Stock”), at a purchase price (the “Option Price”) of                  ($                ) per Share. The Option to purchase                      (                ) of the Shares shall be designated as an Incentive Option. To the extent that the Option is designated as an Incentive Option and such Option does not qualify as an Incentive Option, the Option (or portion thereof) shall be treated as a Nonqualified Option. Except as otherwise provided in the Plan, the Option will expire if not exercised in full before             ,         (the “Expiration Date”) (such term commencing with the Grant Date and ending on the Expiration Date being referred to as the “Option Period”).

3. Exercise of Option.

(a) The Option shall become exercisable on the date or dates and subject to such conditions set forth in the Plan, this Agreement and Schedule A, which is attached hereto and expressly made a part of this Agreement. Notwithstanding any other provision of the Plan or this Agreement to the contrary, (i) if the Option is granted during the initial three years of the Corporation’s operations, the Option shall vest at approximately equal percentages each year during such period; and (ii) the provisions of the Plan authorizing the acceleration, extension or modification of the Option shall be limited during such three-year period as necessary to comply with the vesting restriction imposed by Section 3(a)(i) or as may otherwise be required by applicable state or federal bank regulations.

(b) To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan and this Agreement. Upon the exercise of an Option in whole or in part, payment of the Option Price in accordance with the provisions of the Plan and this Agreement, and satisfaction of such other conditions as may be established by the Administrator, the Corporation shall promptly deliver to the Participant a certificate or certificates for the Shares purchased. The total number of Shares that may be acquired upon exercise of the Option shall be rounded down to the nearest whole share. Payment of the Option Price may be made in cash or cash equivalent; provided that, where permitted by the Administrator and any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act, the Code and applicable state and federal bank regulations (“Applicable Laws”) (and subject to such terms and conditions as may be established by the Administrator), payment may also be made (i) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator and otherwise acceptable to the Administrator; (ii) by shares of Common Stock withheld upon exercise; (iii) to the extent permitted by applicable state and federal bank regulators (where such approval is required), and with respect only to purchases upon exercise of the Option only after a public market for the Common Stock exists, by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; (iv) by such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Laws; or (v) by any combination of the foregoing methods. Shares tendered or withheld in payment of the Option Price shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator. Notwithstanding the foregoing, payment by share delivery or share withholding shall not be available for any exercise of the Option during the first three years of the Corporation’s operations and, subsequent to such first three years, payment by share delivery or share withholding shall not be available if payment by such means would represent a safety and soundness issue to the Corporation, based on applicable bank regulatory laws and regulations and other guidance.

4. Effect of Change in Control.

(a) Except as may be otherwise provided under the Plan or this Agreement, and subject to any requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable bank regulatory approvals or restrictions, in the event of a Change of Control (as defined in Section 4(c) herein), the Option, if outstanding as of the date of such Change of Control, shall become fully vested and exercisable, whether or not then otherwise vested and exercisable.

(b) Notwithstanding the foregoing, in the event that a Change in Control event occurs, the Administrator may, in its sole and absolute discretion, determine that the Option shall not vest or become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of options granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as awards granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interest of participants under the Plan.

(c) For the purposes herein, except as may be otherwise required in order to comply with Section 409A of the Code, a “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, 50% or more of the outstanding Common Stock of the Corporation;

(ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which the holders of Common Stock immediately prior to the merger or consolidation continue to own immediately after the merger or consolidation at least 50% of the Common Stock, or, if the Corporation is not the surviving corporation, the common stock (or other voting securities) of the surviving corporation; provided, however, that if consummation of such merger or consolidation is subject to the approval of federal, state or other regulatory authorities or other approvals, then, unless the Administrator determines otherwise, a “Change in Control” shall not be deemed to occur until the later of the date of shareholder approval of such merger or consolidation or the date of final regulatory or other approvals of such merger or consolidation; or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

(iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation’s shareholders of each new Director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.

(iv) Notwithstanding the preceding provisions of Section 4(c) herein, in no event will a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), constitute a Change in Control.

(d) The Administrator shall have full and final authority, in its discretion, to determine whether a Change in Control of the Corporation has occurred, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(e) For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.

5. Termination of Employment. The Option shall not be exercised unless the Participant is, at the time of exercise, an Employee and has been an Employee continuously since the date the Option was granted, subject to the following:

(a) The employment relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of the Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine whether the Participant has incurred a Disability, and, if applicable, the Participant’s Termination Date.

(b) If the employment of the Participant is terminated because of Disability or death, any portion of the Option that is unexercised and unvested on the Participant’s Termination Date shall immediately vest and become exercisable. The Option must be exercised, if at all, prior to the close of the Option Period. In the event of the Participant’s death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(c) If the employment of the Participant is terminated for any reason other than Disability, death or for Cause, the Option may be exercised to the extent vested and exercisable on the Participant’s Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three months next succeeding the Termination Date; or (Y) the close of the Option period. If the Participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this Section 5(c), the Participant shall be treated as having died while employed under Section 5(b) (treating for this purpose the Participant’s date of termination of employment as the Termination Date). If the Participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this Section 5(c), the Participant shall be treated as having died while employed under Section 5(b) (treating for this purpose the Participant’s date of termination of employment as the Termination Date). In the event of the Participant’s death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(d) If the employment of the Participant is terminated for Cause, the Option shall lapse and no longer be exercisable as of the Participant’s Termination Date, as determined by the Administrator. For the purposes of this Agreement, “Cause” shall mean, unless the

Administrator determines otherwise, the Participant’s termination of employment or service resulting from the Participant’s (i) termination for “cause” as defined under the Participant’s employment, consulting or other agreement with the Corporation or an Affiliate, if any, or (ii) if the Participant has not entered into any such employment, consulting or other agreement (or if any such agreement does not address the effect of a “cause” termination), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) personal dishonesty; (B) willful misconduct; (C) breach of fiduciary duties; (D) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order; (E) regulatory suspension or removal; (F) refusal to perform the Participant’s duties for the Corporation or an Affiliate; (G) engaging in fraudulent conduct; (H) material breach of any term of employment; or (I) engaging in conduct that could be materially damaging to the Corporation or an Affiliate without a reasonable good faith belief that such conduct was in the best interest of the Corporation or its Affiliates. The determination of “Cause” shall be made by the Administrator and such determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and the Option, the Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

6. No Right of Continued Employment or Service; Forfeiture of Award. Neither the Plan, the grant of the Option nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or an Affiliate or to interfere in any way with the right of the Corporation or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise expressly provided in the Plan or this Agreement or as determined by the Administrator, all rights of the Participant with respect to the Option shall terminate upon termination of the Participant’s employment or service.

7. Nontransferability of Option. To the extent that this Option is designated as an Incentive Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws or intestate succession, or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or any successor provision thereto. To the extent that this Option is designated as a Nonqualified Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentences, the Option shall be exercisable during the Participant’s lifetime only by him or by the Participant’s guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Option or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns. This Agreement does not supersede or amend any non-competition agreement, non-solicitation agreement, employment agreement, consulting agreement or any other similar agreement between the Participant and the Corporation, including, but not limited to, any restrictive covenants contained in such agreements.

9. Representations and Warranties of Participant. The Participant represents and warrants to the Corporation that:

(a) Agrees to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

(b) Purchase for Own Account for Investment. Any Shares of Common Stock acquired pursuant to the Option shall be acquired for the Participant’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. The Participant has no present intention of selling or otherwise disposing of all or any portion of the Shares subject to the Option.

(c) Access to Information. The Participant has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in making a decision to acquire the Shares subject to the Option, and the Participant has had ample opportunity to ask questions of, and to receive answers from, the Corporation’s representatives concerning such matters and this investment.

(d) Understanding of Risks. The Participant is fully aware of: (i) the speculative nature of the investment in the Shares of Common Stock; (ii) the financial hazards involved in investment in the Shares of Common Stock; (iii) the lack of liquidity of the Shares subject to the Option and the restrictions on transferability of such Shares; (iv) the qualifications and backgrounds of the management of the Corporation; and (v) the tax consequences of investment in the Shares of Common Stock. The Participant is capable of evaluating the merits and risks of this investment, has the ability to protect the Participant’s own interests in this transaction and is financially capable of bearing a total loss from this investment.

(e) No General Solicitation. At no time was the Participant presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale or purchase of the Shares subject to the Option.

(f) Compliance with Securities Laws. The Shares subject to the Option have not been registered with the Securities and Exchange Commission (“SEC”) under the Securities Act and, notwithstanding any other provision of this Agreement or the Plan to the contrary, the right to acquire any Shares subject to this Option is expressly conditioned upon compliance with all applicable federal and state securities laws. The Participant agrees to cooperate with the Corporation to ensure compliance with such laws.

(g) No Transfer Unless Registered or Exempt; State Restrictions. None of the Corporation’s securities is presently publicly traded, and the Corporation has made no representation, covenant or agreement as to whether there will be a public market for any of its securities. The Participant understands that the Participant may not transfer any Shares subject to the Option unless such Shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Corporation, exemptions from such registration and qualification requirements are available. The Participant understands that only the Corporation may file a registration statement with the SEC and that the Corporation is under no obligation to do so with respect to the Shares subject to the Option. The Participant has also been advised that exemptions from registration and qualification may not be available or may not permit the Participant to transfer all or any of the Shares subject to the Option in the amounts or at the times proposed by him. The Participant also agrees in connection with any registration of the Corporation’s securities that, upon the request of the Corporation or the underwriters managing any public offering of the Corporation’s securities, the Participant will not sell or otherwise dispose of any Shares without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Corporation or the underwriters may specify.

(h) Tax Consequences. The Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon acquisition or disposition of the Shares subject to the Option and that the Participant has been advised that the Participant should consult with the Participant’s own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

10. Restrictions on Option and Shares.

(a) General. As a condition to the issuance and delivery of Shares subject to the Option, or the grant of any benefit pursuant to the terms of the Plan, the Corporation may require the Participant or other person to become a party to this Agreement, any shareholders agreement, other agreement(s) restricting the transfer, purchase or repurchase of shares of Common Stock of the Corporation, voting agreement and/or any employment agreements, consulting agreements, non-competition agreements, confidentiality agreements, non-solicitation agreements or other agreements imposing such restrictions as may be required by the Corporation. In addition, without in any way limiting the effect of the foregoing, the Participant or other holder of the Shares shall be permitted to transfer such Shares only if such transfer is in accordance with the terms of the Plan, this Agreement, any shareholders agreement and any other applicable agreements. The acquisition of the Shares by the Participant or any other holder of the Shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such Shares to the restrictions described in the Plan, this Agreement, any shareholders agreement and any other applicable agreements.

(b) Compliance with Applicable Laws. The Corporation may impose such restrictions on the Option, the Shares and any other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Laws (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the Option hereunder in such form as may be prescribed from time to time by Applicable Laws or as may be advised by legal counsel.

(c) Corporation’s Repurchase Right. If the employment or service of the Participant with the Corporation or an Affiliate terminates for any reason (whether by the Corporation or the Participant, and whether voluntary or involuntary), the Corporation or its designee shall have the right (but not the obligation) to repurchase (the “Repurchase Right”) any or all Shares issued to the Participant pursuant to the Option, subject to such terms and conditions (including but not limited to determination of the repurchase price (the “Repurchase Price”)) as may be stated in the Plan and this Agreement. In such event, the Repurchase Price, if any, paid by the Corporation or its designee shall equal (i) the Fair Market Value (as defined in the Plan) per Share times the number of Shares being repurchased, if the Participant’s termination is for any reason other than Cause; or (ii) the lesser of the Fair Market Value or the original purchase price paid for the Shares (that is, the Option Price, as defined in Section 2 herein) per Share times the number of Shares being repurchased, if the Participant’s termination is for Cause. The Fair Market Value shall be determined by the Administrator as of the Participant’s Termination Date or as of a date as soon as practicable preceding the Participant’s Termination Date. The Administrator’s determination of the Fair Market Value shall be final and conclusive. The Administrator also has sole discretion to determine the basis of the Participant’s termination, including whether such termination was for Cause. The Corporation’s Repurchase Right described herein may, in the Corporation’s discretion, be exercised by a designee or designees of the Corporation and, for the purposes of Section 10(c), references to the “Corporation” shall (unless the context otherwise requires) include its designee or designees. The Corporation may exercise its repurchase right under this Section 10(c) at any time during the 90-day period following a Participant’s Termination Date by delivering written notice to the Participant or other holder of such Shares. Such notice shall be accompanied by delivery of a certified or official bank check (or other consideration acceptable to the Corporation and the Participant or other holder) in the amount of the Repurchase Price for the Shares being repurchased; provided, however, that, the Administrator in its discretion may determine that the Repurchase Price shall be subject to any right of offset of the Corporation or other terms and conditions. In addition, the Corporation may delay payment of the Repurchase Price for such period as may be necessary to avoid adverse accounting consequences for the Corporation. Upon delivery of such notice and the payment of the Repurchase Price, the Corporation shall become the legal and beneficial owner of the Shares being purchased and all rights and interests therein or relating thereto. Shares issued pursuant to the Option shall also be subject to any repurchase, transfer or other restrictions contained in any shareholders agreement or similar agreement. In the event that any Shares held by the Participant shall be transferred to another person or entity, the Corporation’s Repurchase Right shall extend and apply to all Shares held by such transferee or transferees.

(d) Right of First Refusal.

(i) Grant of Right. The Corporation shall have a right of first refusal (the “Right of First Refusal”), exercisable in connection with any proposed Transfer of any Shares held by the Participant or other holder of such Shares. For the purposes of this Section 10(d), the term “Transfer” shall include, but not be limited to, transfer by sale, gift, pledge, or hypothecation, or transfer at the direction of a court, or in any bankruptcy, receivership or by operation of law, whether with or without consideration, intended to be made by the Participant or any other holder of the Shares (each, the “Owner”).

(ii) Notice of Intended Disposition. In the event any Owner of Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the shares subject to such offer to be hereinafter referred to as the “Target Shares”), the Owner shall promptly (A) deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price proposed to be paid by the third-party offeror (the “Agreed Price”) and the identity of the third-party offeror, and (B) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in this Section 10.

(iii) Exercise of the Right of First Refusal. The Corporation shall, for a period of not less than 90 days following receipt of the Disposition Notice (the “First Refusal Period”), have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which the Owner consents. Such right shall be exercisable by delivery of written notice to the Owner prior to the expiration of the First Refusal Period. If such right is exercised with respect to all the Target Shares, then the closing date for any repurchase of shares by the Corporation pursuant to Section 10(d) shall be no later than the twentieth day following the end of the First Refusal Period. The Corporation’s purchase price for the Target Shares shall be the lesser of the Agreed Price and the applicable Valuation Price for the Target Shares. The Valuation Date applicable for purposes of Section 10(d) shall be the first day of the First Refusal Period.

(iv) Non-Exercise of the Right of First Refusal. In the event the Corporation does not provide notice of its intent to exercise the Right of First Refusal prior to the expiration of the First Refusal Period and after satisfying the other requirements of any other agreements between the Participant and the Corporation, the Owner shall have a period of 90 days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the disposition notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Section 10 herein. The third-party offeror shall acquire the Target Shares subject to the Repurchase Right, Right of First Refusal and the other provisions and restrictions of the Plan and this Agreement, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such Repurchase Right, Right of First Refusal and the provisions and restrictions of the Plan and this Agreement. In the event the Owner does not effect such sale or disposition of the Target Shares within the specified 90-day period, the Right of First Refusal shall continue to be applicable to any subsequent disposition of the Target Shares by the Owner until such right lapses.

(v) Determination of Valuation Price. For the purposes of this Agreement, unless the Administrator determines otherwise, the “Valuation Price” shall equal the Fair Market Value (as defined in the Plan) per share of the Common Stock.

(vi) Delivery and Payment. In the event that the Corporation exercises its Right of First Refusal, payment for the Target Shares shall be made by delivery of a certified or official bank check (or other consideration acceptable to the Corporation and the Participant or other holder) in the amount of the lesser of the Agreed Price and the Valuation Price for the Shares being purchased; provided, however, that, the Administrator in its discretion may determine that such price shall be subject to any right of offset of the Corporation or other terms and conditions. In addition, notwithstanding Section 10(d)(iii) herein, the Corporation may delay payment of such price for such period as may be necessary to avoid adverse accounting consequences for the Corporation. Upon delivery of notice and the payment of the applicable purchase price, the Corporation shall become the legal and beneficial owner of the Shares being purchased and all rights and interests therein or relating thereto. Shares issued pursuant to the Option shall also be subject to any repurchase, transfer or similar restrictions stated in any shareholders agreement. In the event that any Shares held by the Participant shall be transferred to another person or entity, the Corporation’s Right of First Refusal shall extend and apply to all Shares held by such transferee or transferees.

(e) Subsequent Transferees. The Corporation’s rights, including but not limited to the Repurchase Right and Right of First Refusal described in Section 10(c) and Section 10(d), respectively, shall apply to any shares held by a transferee or transferees (collectively, the “Transferee”), which shares were issued to the Participant pursuant to the Plan and subsequently transferred to the Transferee. The Corporation shall be under no obligation to transfer or issue shares to such Transferee, and such Transferee shall have no rights with respect to any such shares, until the Transferee has agreed to be subject to the terms and conditions of the Plan (including but not limited to the provisions of Section 10 herein), this Agreement and any other applicable agreement. Any transfer or purported transfer made by a purchaser of shares under the Plan, except at the times and in the manner herein specified, will be null and void and the Corporation shall not recognize or give effect to such transfer on its books and records or recognize the person or persons to whom such proposed transfer has been made as the legal or beneficial holder of those shares.

(f) Expiration of Repurchase Right and Right of First Refusal. The Corporation’s Repurchase Right and Right of First Refusal shall expire in the event that a Public Market (as defined in the Plan) for the Common Stock (or successor securities) shall be deemed to exist.

11. Changes in Status. The Participant acknowledges that the Administrator has sole discretion to determine, at the time of grant of the Option or at any time thereafter, the effect, if any, on the Option (including, but not limited to, the vesting and/or exercisability of the Option) due to any change in the Participant’s status as an Employee, including, but not limited to, a change from full-time to part-time, or vice versa, or other similar change in the nature or scope of the Participant’s employment.

12. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Georgia, without regard to the principles of conflicts of laws, and in accordance with applicable federal laws of the United States.

13. Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be amended, altered and/or terminated at any time by the Administrator; provided, however, that any such amendment, alteration or termination of the Option shall not, without the consent of the Participant, materially adversely affect the rights of the Participant with respect to the Option. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent and without shareholder approval, unless such shareholder approval is required by Applicable Laws) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but not limited to Section 409A of the Code, Code Section 422 and federal securities laws). The Administrator also shall have unilateral authority to make adjustments to the terms and conditions of the Option in recognition of unusual or nonrecurring events affecting the Corporation or any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles. The waiver by the Corporation of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

14. No Rights as a Shareholder. The Participant and the Participant’s legal representatives, legatees, distributees or transferees shall not be deemed to be the holder of any Shares subject to the Option and shall not have any rights of a shareholder unless and until certificates for such Shares have been issued and delivered to him or them.

15. Withholding. The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option and delivery of the Shares, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may establish procedures to permit the Participant to satisfy such obligations in whole or in part, and any other local, state, federal, foreign or other income tax obligations relating to the Option, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the Shares to which the Participant is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator. Notwithstanding the foregoing, share withholding to satisfy such tax obligations shall not be available in connection with any exercise of the Option during the first three years of the Corporation’s operations and, subsequent to such first three years, such share withholding shall not be available if it would represent a safety and soundness issue to the Corporation, based on applicable bank regulatory laws and regulations and other guidance.

16. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement shall be final and binding.

17. Notices. Except as may be otherwise provided by the Plan or determined by the Administrator, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Corporation’s records, or if to the Corporation, at the Corporation’s principal office.

18. Severability. If any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

19. Notice of Disposition. To the extent that the Option is designated as an Incentive Option, if Shares of Common Stock acquired upon exercise of the Option are disposed of within two years following the date of grant or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

20. Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, the Corporation may reduce the amount of any payment or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to or on behalf of the Corporation that is or becomes due and payable, and the Participant shall be deemed to have consented to such reduction.

21. Cash Settlement. Notwithstanding any provision of the Plan or this Agreement to the contrary, the Administrator may (subject to the prior approval of the Georgia Department of Banking and Finance during the first three years of the Corporation’s operations and further subject to any requirements imposed under Section 409A of the Code) cause the Option (or portion thereof) to be cancelled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator in its sole discretion, made to the Participant.

22. Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

23. Additional Bank Regulatory Restrictions. Notwithstanding any provision of the Plan or this Agreement to the contrary, if the Corporation’s capital (or the capital of any federally-insured depository subsidiary of the Corporation) falls below the minimum requirements, as determined by the Georgia Department of Banking and Finance, the Federal Deposit Insurance Corporation or the Federal Reserve Bank of Atlanta (individually, a “Regulator” and collectively, the “Regulators”), the Corporation may require the Participant to exercise or forfeit this Option if such action is required by any Regulator. If so directed by any Regulator, within forty-five (45) days from the date such Regulator notifies the Corporation, the Corporation will notify the Participant, in writing, that the Participant must exercise or forfeit this Option. Thereafter, the Corporation will cancel the unexercised Option (without any further notice to or action by the Corporation) if the Option is not exercised within thirty (30) days of the Corporation’s notification to the Participant as described in the previous sentence. The Participant hereby acknowledges and agrees that the Participant may be required to exercise or forfeit the Option in accordance with the terms of this Section 23.

24. Forfeiture of Option.

(a) Notwithstanding any other provision of this Agreement, if, at any time during the employment or service of the Participant or during the 12-month period following termination of employment or service (regardless of whether such termination was by the Corporation or the Participant, and whether voluntary or involuntary), the Participant engages in a Prohibited Activity (as defined herein), then the Option shall immediately be terminated and all of Participant’s rights under this Agreement shall be forfeited in their entirety.

(b) For the purposes herein, a “Prohibited Activity” shall have the meaning set forth on Schedule B attached hereto.

(c) The Participant acknowledges that the provisions of this Section 24 are not intended, standing alone, to preclude any competitive activity by the Participant, and agrees that compliance herewith is a condition precedent to the Participant’s rights under this Agreement.

(d) Notwithstanding the provisions of Section 24(a) herein, the waiver by the Corporation in any one or more instances of any rights afforded to the Corporation pursuant to the terms of Section 24(a) herein shall not be deemed to constitute a further or continuing waiver of any rights the Corporation may have pursuant to the terms of this Agreement or the Plan (including but not limited to the rights afforded the Corporation in Section 20 herein).

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Participant effective as of the day and year first above written.

ATLANTIC CAPITAL BANCSHARES, INC.

By:
Printed Name:
Title:

Attest:

Secretary
[Corporate Seal]

PARTICIPANT

By:
Printed Name:

ATLANTIC CAPITAL BANCSHARES, INC.

2006 STOCK INCENTIVE PLAN

Stock Option Agreement

(Employees)

SCHEDULE A

Date Option granted:	,
Date Option expires:	,
Number of Shares subject to Option:	shares
Option Price (per Share):	$
Type of Option:	Incentive Option

Date Installment First Exercisable	Number of Options Which Are Exercisable
,	33.33% (insert # of shares based on this %)
,	33.33%
,	33.34%

Exhibit A

ATLANTIC CAPITAL BANCSHARES, INC.

2006 STOCK INCENTIVE PLAN

Stock Option Agreement

(Employees)

SCHEDULE B

A “Prohibited Activity” shall be any violation of any one or more than one of the protective covenants set forth hereafter:

(a) Confidential Information and Trade Secrets. During the Participant’s employment, the parties acknowledge that the Corporation and/or Atlantic Capital Bank (collectively, the “Bank”) shall disclose, or has already disclosed, to the Participant for use in the Participant’s employment, and that the Participant will be provided access to and otherwise make use of, acquire, create, or add to certain valuable, unique, proprietary, and secret information of the Bank (whether tangible or intangible and whether or not electronically kept or stored), including financial statements, drawings, designs, manuals, business plans, processes, procedures, formulas, inventions, pricing policies, customer and prospect lists and contacts, contracts, sources and identity of vendors and contractors, financial information of customers of the Bank, and other proprietary documents, materials, or information indigenous to the Bank, relating to their businesses and activities, or the manner in which the Bank does business, which is valuable to the Bank in conducting its business because the information is kept confidential and is not generally known to the Bank’s competitors or to the general public (“Confidential Information”). Confidential Information does not include information generally known or easily obtained from public sources or public records, unless the Participant causes the Confidential Information to become generally known or easily obtained from public sources or public records.

(a) To the extent that the Confidential Information rises to the level of a trade secret under applicable law, then the Participant shall, during the Participant’s employment and for so long as the Confidential Information remains a trade secret under applicable law (or for the maximum period of time otherwise allowed by applicable law) (i) protect and maintain the confidentiality of such trade secrets and (ii) refrain from disclosing, copying, or using any such trade secrets without the Bank’s prior written consent, except as necessary in the Participant’s performance of the Participant’s duties while employed with the Bank.

(b) To the extent that the Confidential Information defined above does not rise to the level of a trade secret under applicable law, the Participant shall, during the Participant’s employment and for a period of one year following any voluntary or involuntary termination of employment (whether by the Bank or the Participant), (i) protect and maintain the confidentiality of the Confidential Information and (ii) refrain from disclosing, copying, or using any Confidential Information without the Bank’s prior written consent, except as necessary in the Participant’s performance of the Participant’s duties while employed with the Bank.

(b) Return of Property of the Bank. Upon any voluntary or involuntary termination of the Participant’s employment (or at any time upon request of the Bank), the Participant agrees to immediately return to the Bank all property of the Bank (including, without limitation, all documents, electronic files, records, computer disks or other tangible or intangible things that may or may not relate to or otherwise comprise Confidential Information or trade secrets, as defined by applicable

Exhibit B

law) that the Participant created, used, possessed or maintained while working for the Bank from whatever source and whenever created, including all reproductions or excerpts thereof. This provision does not apply to purely personal documents of the Participant, but it does apply to business calendars, Rolodexes, customer lists, contact sheets, computer programs, disks and their contents and like information that may contain some personal matters of the Participant. The Participant acknowledges that title to all such property is vested in the Bank.

(c) Non-Diversion of Business Opportunity. During the Participant’s employment with the Bank and consistent with the Participant’s duties and fiduciary obligations to the Bank, the Participant shall (i) disclose to the Bank any business opportunity that comes to the Participant’s attention during the Participant’s employment with the Bank and that relates to the business of the Bank or otherwise arises as a result of the Participant’s employment with the Bank and (ii) not take advantage of or otherwise divert any such opportunity for the Participant’s own benefit or that of any other person or entity without prior written consent of the Bank.

(d) Non-Solicitation of Customers. During the Participant’s employment and for a period of twelve (12) months following any employment termination, the Participant agrees not to, directly or indirectly, contact, solicit, divert, appropriate, or call upon, with the intent of doing business with, the customers or clients of the Bank with whom the Participant has had material contact during the last year of the Participant’s employment with the Bank, including prospects of the Bank with whom the Participant had such contact during said last year of the Participant’s employment, if the purpose of such activity is either (i) to solicit such customers or clients or prospective customers or clients for a Competitive Business as herein defined (including, without limitation, any Competitive Business started by the Participant) or (ii) to otherwise encourage any such customer or client to discontinue, reduce, or adversely alter the amount of its business with the Bank. the Participant acknowledges that, due to the Participant’s relationship with the Bank, the Participant will develop, or has developed, special contacts and relationships with the Bank’s clients and prospects, and that it would be unfair and harmful to the Bank if the Participant took advantage of these relationships in a Competitive Business.

(e) Competitive Business. A “Competitive Business,” is an enterprise that is in the business of offering banking products and/or services, which services and/or products are similar or substantially identical to those offered by the Bank during the Participant’s employment with the Bank.

(f) Non-Piracy of Employees. During the Participant’s employment and for a period of twelve (12) months following any employment termination, the Participant covenants and agrees that the Participant shall not, directly or indirectly: (i) solicit, recruit, or hire (or attempt to solicit, recruit, or hire) or otherwise assist anyone in soliciting, recruiting, or hiring, any employee or independent contractor (which shall not include non-exclusive outside vendors) of the Bank who performed work for the Bank within the last six (6) months of the Participant’s employment with the Bank or who was otherwise engaged or employed with the Bank at the time of said termination of employment of the Participant or (ii) otherwise encourage, solicit, or support any such employees or independent contractors to leave their employment or engagement with the Bank, in either case until such employee or contractor has been terminated or separated from the Bank for at least twelve (12) months.

(g) Non-Compete. During the Participant’s employment and for a period of twelve (12) months following any employment termination, the Participant agrees not to, directly or indirectly, compete with the Bank, as an officer, director, member, principal, partner, shareholder (other than a shareholder in a company that is publicly traded and so long as such ownership is less than five

Exhibit B

percent), owner, manager, supervisor, administrator, employee, consultant, or independent contractor, by working in the Territory (as defined herein) for or as a Competitive Business in the Territory (as defined herein), in a capacity identical or substantially similar to the capacity in which the Participant served at the Bank. The “Territory” shall be defined as the following counties in the State of Georgia: Barrow County; Bartow County; Butts County; Carroll County; Cherokee County; Clayton County; Cobb County; Coweta County; Dawson County; DeKalb County; Douglas County; Fayette County; Forsyth County; Fulton County; Gwinnett County; Haralson County; Heard County; Henry County; Jasper County; Lamar County; Meriwether County; Newton County; Paulding County; Pickens County; Pike County; Rockdale County; Spalding County; and Walton County. The Participant acknowledges that the Bank conducts its business within the Territory, that the Participant performs services for and on behalf of the Bank within the Territory, and that this paragraph (and the Territory) is a reasonable limitation on the Participant’s ability to compete with the Bank.

(h) Acknowledgment. The Participant acknowledges that these covenants and promises (and their respective time, geographic, and/or activity limitations) are reasonable and that said limitations are no greater than necessary to protect said legitimate business interests in light of the Participant’s position with the Bank and the Bank’s business.

Exhibit B